 Exhibit 10.9

ASSET PURCHASE AND SALE AGREEMENT

between

THOMAS M. SHELTON

And

WYOMING COUNTY COAL LLC

Dated as of November 7, 2018

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”), made as of November 7, 2018, by and between THOMAS M. SHELTON, an individual (“Seller”), and WYOMING COUNTY COAL LLC, an Indiana limited liability company (“Buyer”).

BACKGROUND

WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, certain Assets (as defined below) in accordance with the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Seller are entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”) providing for the sale of 100% of the Assets (as defined in the Asset Purchase Agreement) in Synergy Coal LLC to Buyer in accordance with the terms and conditions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Sale and Purchase of Assets

. Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell, assign and transfer to Buyer, and Buyer agrees to purchase and receive from Seller, the following assets of Seller as set forth in Sections 1.1 and 1.2 (collectively, the “Assets”):

1.1 Real Property.

(a) All of Seller’s right, title and interest in, to and under the approximate 1,100 acres of land located in Wyoming County, near Oceana, West Virginia owned by Seller, as an individual (the “Shelton Land”) along with all assets owned by Synergy Coal, LLC (“Synergy LLC”) and conveyed to Seller by the deeds described on Schedule 1.1(a) and included as a part thereof, which schedule is attached hereto and hereby made a part hereof (the “Owned Real Property”).

(b) All of Seller’s right, title and interest in, to and under the leases, subleases, easements, licenses, rights-of-way, instruments, or other real property rights conveyed to Seller by the instruments described on Schedule 1.1(b) attached hereto and made a part hereof and as generally depicted on the maps attached to Schedule 1.1(b) (collectively, the “Leases” and, together with the Owned Real Property, the “Real Property”).

1.2 Data, Books and Records. All engineering and operational data, charts, surveys, maps, plans, drawings, computer files, permit applications, books, records, data, title and other reports, tax tickets, tax appraisals, documents, papers, instruments and all other materials of all kinds relating to the Assets in the possession of Seller and locatable after a diligent search in good faith other than such materials (a) available from public records and (b) relating to the valuation of the Assets, Seller’s economic or business analysis of the transactions contemplated by this Agreement or any other similar, prior transaction negotiations, or combined with materials related to the assets or businesses of Seller’s Affiliates (collectively, the “Data”) provided, Seller may retain copies of such Data.

2. Purchase Price. Buyer shall pay to Seller the sum of Three Hundred Fifty Thousand Dollars (US$350,000) paid in cash from the proceeds of the capital raise of American Resources Corporation (“ARC” parent company to the Buyer) at a minimum of Five Million Dollars ($5,000,000.00) raised by ARC (the “Capital Raise”), plus Two Hundred Fifty Thousand Dollars (US$250,000) secured by a promissory note in substantially the form of Exhibit A attached hereto and hereby made a part hereof (the “Note”), and a first mortgage in the Synergy Land paid in the form of $1.00 per ton for tons of coal sold (as the case may be) either loaded on the rail or truck from the property until the Note is paid in full (the “Deed of Trust”) (the “Purchase Price”).

3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

3.1 Existence. Seller is an individual.

3.2 Authorization. Seller has the right to execute, deliver and perform this Agreement and this Agreement constitutes the valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms except as enforcement may be limited by bankruptcy, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.3 Compliance with Other Instruments. Neither the execution or delivery of the Agreement by Seller nor the consummation by Seller of the transactions contemplated therein (a) subject to the Seller Consents, violates or conflicts with or constitutes a default under the terms of any agreement or instrument, or any judgment, decree or order applicable to Seller, or the Assets, (b) will result in the creation at or after the Closing of any Encumbrance upon all or any part of the Assets, except for Permitted Encumbrances, or (c) conflicts with, results in any breach of, constitutes a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, requires any consent under, or gives to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party, except as would not materially and adversely affect the ability of Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, except as set forth on Schedule 3.4 or Schedule 3.5.

3.4 Approvals and Consents. Except with regard to the consents (the “Seller Consents”) required under the agreements described on Schedule 3.4 attached hereto and hereby made a part hereof, no permit, consent, approval, waiver, easement, license or other authorization of or declaration to or filing with or by any person, entity, court, governmental or regulatory or other authority is required in connection with the execution or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated herein.

3.5 Title to Assets. Except as set forth on Schedule 3.5, Seller owns or leases the Assets free and clear of all mortgages, claims, liens, security interests, charges, pledges, options, grants, reversionary rights or other encumbrances (collectively, the “Encumbrances”) caused or created by Seller or any Affiliate of Seller, except for Permitted Encumbrances. Seller will warrant and defend title by, through and under (as and to the extent applicable) to the Assets unto Buyer, its successors and assigns, against all claims and demands of all parties claiming by, through or under Seller except for claims and demands related to the Permitted Encumbrances provided, the warranty set out in this sentence is intended to grant the same warranty as is included in the Deeds and no more. For purposes of this Agreement, the term “Permitted Encumbrances” means any Encumbrances (a) for taxes and assessments of a Governmental Authority not yet delinquent, (b) evidenced by recorded instruments, (c) created by Buyer, (d) obvious from a physical inspection of the Real Property, or (e) affecting the Real Property due to Laws.

3.6 Reliance of Buyer. Seller disclaims and makes no representation or warranty, expressed or implied, as to the accuracy, completeness, usefulness or reliability of the due diligence information provided to Buyer or any portion thereof whatsoever, except for such representations and warranties expressly set forth in this Agreement.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

4.1 Organization and Existence of Buyer. Wyoming County Coal LLC is a limited liability company duly organized and validly existing under the laws of the State of Indiana.

4.2 Authorization by Buyer. All company action of Buyer necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party (“Buyer Agreements”) in connection herewith has been taken and this Agreement and the Buyer Agreements constitute the valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, liquidation or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.3 Compliance with Other Instruments. Neither the execution and delivery of this Agreement or any of the Buyer Agreements nor the consummation at Closing by Buyer of the transactions contemplated therein (a) violates or conflicts with or constitutes a default under the terms of the Articles of Organization or the operating agreement of Buyer, or, subject to the Buyer Consents, any agreement or instrument, or any judgment, decree or order applicable to Buyer or any of its properties or (b) will give rise to any right of rescission or similar remedy under any limited liability company or securities law with respect to any of the transactions contemplated by this Agreement.

4.4 Consents and Approvals. Except for the Permits and those items disclosed on Schedule 4.4 (“Buyer Consents”), no consent, approval or action of, filing with or notice to, any Governmental Authority or any other person or entity, on the part of the Buyer is required in connection with the execution, delivery and performance of this Agreement or any of the Buyer Agreements or the consummation of the transactions contemplated hereby or thereby.

4.5 Permitting. Except as set forth on Schedule 4.5, neither Buyer nor any person or entity that, together with any Affiliates of Buyer, owns ten percent (10%) or more of the equity interests of Buyer has been subject to any bond forfeiture, permit suspension or revocation or similar effort or any Proceeding instituted by any Governmental Authority that would prohibit or materially adversely affect the transfer of the Permits to Buyer. Neither Buyer nor any person or entity “owned or controlled” by Buyer or any of their respective Affiliates, has been notified by the Federal Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation Act of 1977, as amended (or any comparable state statute), that it is currently (a) ineligible to receive additional surface mining permits or (b) under investigation to determine whether its eligibility to receive such permits should be revoked, i.e., “permit blocked.” As used in this Section 4.5, “owned or controlled” shall be defined as set forth in 30 C.F.R. Section 773.5 (1991). As used in this Section 4.5, “Proceeding” shall mean any action, suit, proceeding, arbitration, investigation or audit, whether or not by any Governmental Authority.

4.6 Financing. The Buyer shall have, upon the completion of the Capital Raise, sufficient immediately available funds to pay, in cash, the cash portion of the Purchase Price and all other amounts payable pursuant to this Agreement and the Asset Purchase Agreement and all fees and expenses in connection with the transactions completed hereby and thereby.

5. Closing.

5.1 Date and Place. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on such date, time and place as the parties shall mutually agree; provided that the Closing shall take place concurrently with the closing under the Asset Purchase Agreement.

5.2 Closing Costs. Buyer shall pay all sales and transfer taxes due and payable in connection with the sales, conveyances, assignments, transfers, and deliveries to be made by Seller to the Buyer under this Agreement.

5.3 Closing Deliveries.

(a) At the Closing (subject to Section 5.4, Buyer shall pay or deliver, as the case may be, to Seller:

(i) stock certificates for the 1,727,273 common equity shares of ARC;

(ii) Two Hundred Fifty Thousand Dollars (US$250,000) secured by the Note,

(iii) a certificate signed by the Secretary or an Assistant Secretary of Buyer certifying as to the truthfulness, completeness and accuracy of attached copies of resolutions of Buyer’s members authorizing the execution of this Agreement and all transactions contemplated herein;

(iv) a certificate of existence for Buyer issued by the Secretary of the State of New York dated not more than three days prior to Closing; and

(v) such other documents or instruments, duly executed by Buyer, as may be reasonably necessary and requested by Seller in order to consummate the transactions contemplated by this Agreement.

(b) At the Closing, Seller shall deliver to Buyer:

(i) a special warranty deed conveying and transferring to Buyer title to the Owned Real Property in substantially the form of Exhibit 5.3(b)(i) attached hereto and hereby made a part hereof (the “Deeds”), duly executed by Seller;

(ii) the Note duly executed by Seller;

(iii) the Deed of Trust duly executed by Seller; and

(iv) the Bill of Sale duly executed by Seller.

5.4 Post-Closing Deliveries. At the completion of the Capital Raise, Buyer shall promptly pay to Seller an amount in cash equal to Three Hundred Fifty Thousand Dollars (US$350,000) paid promptly upon completion of the preferred Series C offering or the public offering of American Resource Energy Company by electronic funds transfer to such accounts as Seller shall direct Buyer in writing.

5.5 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to Seller’s fulfillment of the following conditions:

(a) Representations and Warranties True. All representations and warranties made by Seller under this Agreement shall be true and correct in all material respects on the date of Closing and Seller shall deliver to Buyer a certificate to that effect.

(b) Approvals and Consents. Seller shall have obtained and delivered the Seller Consents to Buyer except as otherwise agreed to by Buyer in writing.

(c) Liens Released. Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer that the liens set forth on Schedule 3.5 have been released.

(d) Closing Deliveries. Seller shall have delivered to Buyer all of the documents set forth in Section 5.3(b).

(e) Asset Purchase Agreement. All conditions to closing under the Asset Purchase Agreement shall have been satisfied or waived (other than those conditions that by their nature will be satisfied at the closing thereunder).

(f) Due Diligence. The results of Buyer’s due diligence investigation shall be satisfactory to Buyer.

5.6 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to Buyer’s fulfillment of the following conditions:

(a) Representations and Warranties True. All representations and warranties made by Buyer under this Agreement and the Asset Purchase Agreement shall be true and correct in all material respects on the date of Closing and Buyer shall deliver to Seller a certificate to that effect.

(b) Closing Deliveries. Buyer shall have delivered to Seller all of the documents set forth in Section 5.3(a).

(c) Purchase Price Payment. Buyer shall have paid to Seller the Purchase Price in accordance with Section 5.3(a)(i).

(d) Asset Purchase Agreement. All conditions to closing under the Asset Purchase Agreement shall have been satisfied or waived (other than those conditions that by their nature will be satisfied at the closing thereunder).

5.7 Related Agreements. For purposes of this Agreement, the term “Related Agreements” means the corporate and company resolutions of Buyer, authorizing this Agreement, the documents to be delivered by Buyer under Sections 5.3(a) and by Seller under Section 5.3(b), and any other agreement, certificate or similar document contemplated in this Agreement as to be executed by any party hereto.

6. Other Agreements.

6.1 Taxes. Any and all ad valorem real property taxes, personal property taxes, fees or assessments for the calendar year 2018 due with respect to the Assets, or payable by Seller pursuant to the terms of any leases, subleases, licenses, rights-of-way, instruments, or other agreements by which Seller holds the Real Property or any other of the Assets shall be prorated between Seller and Buyer, as of the Closing on a calendar year basis, using the calendar year 2018 tax rates and assessments by the appropriate Governmental Authority. If any party shall pay such taxes for which it is entitled to be reimbursed because of such proration, the other party responsible therefor shall promptly reimburse the party so paying upon notice of the amount paid by such party together with supporting documentation thereof.

6.2 Consents. Other than Seller Consents listed in Schedule 3.4 or otherwise provided in this Agreement, Buyer shall be solely responsible for obtaining any and all necessary third-party consents and regulatory agency authorizations, including for the Permits. Seller shall provide reasonable and customary assistance to obtain such consents and assignments, provided that such assistance shall not include payment of any consent or transfer fees or providing guarantees or financial assistance.

6.3 Specific Performance. Seller and Buyer each acknowledge that the other will be irreparably damaged and will have no adequate remedy at law if the acknowledging party fails to perform any of its obligations under this Agreement. If either party fails to perform any of its obligations under this Agreement or the Related Agreements, the other party shall have the right, in addition to any other rights it may possess, to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce the specific performance of this Agreement and the Related Agreements, in addition to any other remedy to which it may be entitled, at law or in equity.

6.4 Expenses. Each of the parties hereto shall pay its own expenses and the fees and expenses of its counsel, accountants, consultants and other experts and representatives associated with this Agreement and the transactions contemplated herein.

6.5 Waivers. The waiver by any party to this Agreement of compliance by any other party with, or a breach of any other party of, any provision of this Agreement shall be made in writing executed by the party waiving such compliance or breach which shall be delivered to the party whose compliance or breach is being waived. The waiver by any party hereto of compliance with or breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach or failure to comply with any other provision of this Agreement.

6.6 Further Assurances. At or after the Closing, (a) Seller shall execute and deliver to Buyer all such further assignments, deeds, agreements, contracts, instruments and other documents as Buyer may reasonably request in order to perform, accomplish, perfect or record, if reasonably necessary, the sale, assignment, transfer and delivery to Buyer of the Assets as contemplated by this Agreement and to otherwise carry out the intention and purpose of this Agreement and the Related Agreements, and (b) Buyer shall execute, or shall cause the execution of, and deliver to Seller such assignments, deeds, agreements, contracts, instruments and other documents as Seller may reasonably request in order to perform, accomplish, perfect or record, if necessary, and carry out the intention and purpose of this Agreement and the Related Agreements and the transactions contemplated thereby.

6.7 Assistance in Title Matters. Seller shall execute and deliver all documents, make all truthful and appropriate affirmations, testify in any proceedings and do all other acts that may be necessary or desirable, in the reasonable opinion of counsel for Buyer, to perfect of record the title of Buyer to the Assets, at Buyer’s sole cost and expense except as to costs and expenses related to the correction of any defect in title contrary to the express representations and warranties of Seller in Article 3.

6.8 Disclaimer of Warranties. The Buyer acknowledges that the representations and warranties contained in Article 3 are the only representations or warranties given by the Seller, and that all other express or implied warranties are disclaimed. Without limiting the foregoing and except as otherwise provided in this Agreement, and without waiving any defenses to liability under any Laws, the Buyer acknowledges that, except as otherwise provided in Article 3, the Assets are being conveyed to Buyer “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and that all warranties of condition, merchantability or fitness for a particular purpose are disclaimed. WITHOUT LIMITING THE FOREGOING, THE BUYER ACKNOWLEDGES THAT EXCEPT AS PROVIDED HEREIN, THE SELLER AND ITS RESPECTIVE RELATED PERSONS HAVE MADE NO REPRESENTATION OR WARRANTY CONCERNING (A) ANY USE TO WHICH THE ASSETS MAY BE PUT, (B) ANY FUTURE REVENUES, COSTS, EXPENDITURES, CASH FLOW, RESULTS OF OPERATIONS, FINANCIAL CONDITION OR PROSPECTS THAT MAY RESULT FROM THE OWNERSHIP, USE OR SALE OF THE ASSETS, (C) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO THE BUYER OR RELATED PERSONS, (D) THE CONDITION OF THE ASSETS, INCLUDING COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR OTHER LAWS, OR (E) THE ASSETS PRIOR TO THE DATE SELLER ACQUIRED THE ASSETS. For purposes of this Section 6.8, “Related Persons” shall mean Affiliates of Seller and any member, manager, officer, director, employee, agent, shareholder, representative, successor or assign of Seller or its Affiliates.

6.9 Survival. All covenants and obligations in this Agreement and the Related Agreements shall survive the Closing and the consummation of the transactions contemplated hereunder subject to the terms and conditions set forth herein.

6.10 Conduct Prior to the Closing. Seller covenants and agrees that, between the date hereof and the Closing, he shall maintain ownership of the Assets and conduct his business relating to the Assets and shall maintain the Assets in the ordinary course directly or indirectly through his use of a contractor consistent with past practice. Without limiting the generality of the foregoing, between the date hereof and the Closing, Seller shall (a) use commercially reasonable efforts directly or indirectly through his use of a contractor consistent with past practice to maintain, preserve and protect all of the Assets in the condition in which they exist on the date hereof, except for ordinary wear and tear and except for replacements, modifications or maintenance in the ordinary course of business; (b) not, directly or indirectly, sell or otherwise transfer or dispose, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer or dispose of any of the Assets; (c) comply in all material respects with all laws applicable to him or having jurisdiction over Seller insofar as they relate to the Assets; (d) maintain in full force and effect each Permit held by Seller as of the date hereof, and comply with the terms of each such Permit and not allow any such Permit to terminate, expire or lapse; and (e) maintain in full force and effect insurance covering the Assets as in effect on the date hereof and not allow any such insurance to terminate, expire or lapse.

7. Termination.

7.1 Termination Events. This Agreement may be terminated by Seller at any time prior to the Closing if it appears to the Seller that the Asset Purchase Agreement shall not Close.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

8. Miscellaneous.

8.1 Assignment. The rights and obligations of any party arising under this Agreement, or any interest therein, shall not be assigned, transferred, conveyed, sold, pledged, mortgaged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise), in whole or in part, without obtaining the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

8.3 Broker. Each of Seller and Buyer represent to the other that all negotiations relevant to this Agreement and the transactions contemplated herein have been carried on by them directly with the other without the intervention or assistance of any person other than their respective employees, agents and consultants, and each agrees to indemnify the other and to hold it harmless against and in respect of any claim against the other for brokerage or other commissions relative to this Agreement, the sale of the Assets hereunder and the transactions contemplated herein.

8.4 Notice. Except as otherwise specified in this Agreement, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date when personally delivered to the party to whom notice is to be given, on the date of transmission if sent by confirmed facsimile transmission, or on the second day after mailing, if mailed to the party to whom notice is to be given, by nationally recognized overnight delivery service and properly addressed as follows:

If to the Seller:

Thomas M. Shelton
2153 Windward Shore Drive
Virginia Beach, VA 23451
Facsimile: (757) 596-9302

WITH COPIES TO:

Greenberg Traurig, LLP
1000 Louisiana Street, Suite 1700
Houston, TX 77002
Attention: William Garner
Office: (713) 374-3549
Facsimile: (713) 374-3505
Email: garnerw@gtlaw.com

If to the Buyer:

Wyoming County Coal, LLC
P.O. Box 606
Fishers, IN 46038
Attention: Gregory Q. Jensen
Facsimile: 606-393-0190
Email: gqj@questenergycorp.com

Any party may change its address for the purposes of this section by giving the other party hereto written notice of the new address in the manner set forth above.

8.5 Third Parties. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

8.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana, without regard to or application of its conflict of laws or principles.

8.7 Entire Agreement. This Agreement, together with the attached Schedules and Exhibits, and, once executed and delivered, the Related Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or discharged except by writing duly executed by the parties hereto. In the event of a conflict between the terms and conditions of this Agreement and the Asset Purchase Agreement, the terms and conditions of the Asset Purchase Agreement shall control.

8.8 Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

8.9 Headings. The headings contained in this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

8.10 Severability. In the event one or more of the provisions of this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not a part of this Agreement.

8.11 Drafting. No inference shall be drawn in favor of or against any party based upon its participation in the drafting of this Agreement or any of the other documents referenced herein.

8.12 Counterparts. This Agreement may be executed in counterparts (including via facsimile and e-mail), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto. The executed Agreement together with any attachments hereto may be photocopied and stored on computer tapes, disks and similar electronic storage media (“Imaged Document”). If an Imaged Document is introduced as evidence in any judicial, arbitration, mediation or administrative proceeding, neither party shall object to the admissibility of the Imaged Document on the basis that such was not originated or maintained in documentary form under either the hearsay rule, the best evidence rule, or other rule of evidence.

8.13 No Consequential Damages. Except as prohibited by law, the Buyer hereby waives any right it may have to claim or recover any special, exemplary, punitive or consequential (including business interruption) damages, or any damages other than, or in addition to, actual damages, whether pursuant to this Agreement, the Related Agreements or otherwise.

8.14 Jurisdiction; Venue. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any United States federal court sitting in the United States District Court for the Southern District of Indiana, or in the event (but only in the event) that such court does not have jurisdiction over such action or proceeding, in any Indiana state court sitting in Hamilton County. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any such United States federal court or Indiana state court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

8.15 No Public Announcements. Each of the parties to this Agreement hereby agrees not to make any press release or similar public announcement concerning the execution or performance of this Agreement prior to or after the Closing without the consent of the other party.

8.16 Definitions. For purposes of this Agreement:

“Affiliate” means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified party. In this context, the term “control” (including the terms controls, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Governmental Authority” means any United States federal, tribal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

“Law(s)” means any federal, state or local statute, law, ordinance, decree, order, rule, judgment, or regulation including, but not limited to, those relating to zoning, employees, wages, and occupational health and safety currently in effect, applicable to the Real Property.

“Permits” means any governmental permits applicable to ownership and operations of the Assets.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

WYOMING COUNTY COAL LLC

By:
Name:
Title:

SELLER:

By: _______________________________
       Thomas M. Shelton
       Title: ___________________________